AMENDMENT NO. 7

TO MASTER REPURCHASE AGREEMENT

Amendment No. 7 dated as of January 12, 2006 (this “Amendment”), by and between CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the “Buyer”), ENCORE CREDIT CORP., (“ECC” and a “Seller”), ECC CAPITAL CORPORATION (“ECC Capital” and a “Seller”), BRAVO CREDIT CORPORATION (“Bravo” and a “Seller”, and together with ECC, ECC Capital and Bravo, the “Sellers”).

RECITALS

The Buyer, ECC, ECC Capital and Bravo are parties to that certain Master Repurchase Agreement, dated as of February 18, 2005, as amended by Amendment No. 1, dated as of July 21, 2005, Amendment No. 2, dated as of August 15, 2005, Amendment No. 3, dated as of August 19, 2005, Amendment No. 4, dated as of September 6, 2005, Amendment No. 5, dated as of September 30, 2005 and Amendment No. 6, dated as of November 29, 2005 (the “Existing Repurchase Agreement”; as amended by this Amendment, the “Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

The Buyer, ECC, ECC Capital and Bravo have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, the Buyer, ECC, ECC Capital and Bravo hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Temporary Increase Period. For purposes of this Amendment, this Amendment will be effective only for the period from and including January 13, 2006 through but not including April 13, 2006 (the “Temporary Increase Period”).

1.1 Definitions.

(a) Section 2 of the Existing Repurchase Agreement is hereby temporarily amended by adding the following defined terms, which amendment shall be effective solely during the Temporary Increase Period:

“Increased Aggregate Purchase Price” means TWO HUNDRED MILLION DOLLARS ($200,000,000); provided that the Increased Aggregate Purchase Price shall be used solely for Transactions involving Purchased Mortgage Loans purchased by Seller from Buyer or Buyer’s Affiliate.

“Increased Purchase Price Mortgage Loan” means a Mortgage Loan which is purchased with the proceeds of the Increased Aggregate Purchase Price. Any Mortgage Loans subject to a Transaction will first be attributed to the Standard Aggregate Purchase Price prior to any Mortgage Loans being attributed to the Increased Aggregate Purchase Price. To the extent that funds are no longer available under the Standard Aggregate Purchase Price, any further Mortgage Loans subject to a Transaction will be considered Increased Purchase Price Mortgage Loans. For purposes of this Agreement, Mortgage Loans will be allocated first to the Standard Aggregate Purchase Price and then the Increased Aggregate Purchase Price based on the date on which such Mortgage Loan becomes subject to this Agreement, commencing from the earliest date to the most recent date.

“Standard Aggregate Purchase Price” means SEVEN HUNDRED FIFTY MILLION DOLLARS ($750,000,000).

(b) Section 2 of the Existing Repurchase Agreement is hereby temporarily amended by deleting the definition of “Maximum Aggregate Purchase Price” in its entirety and replacing it with the following language, which amendment shall be effective solely during the Temporary Increase Period:

“Maximum Aggregate Purchase Price” means the sum of (a) the Standard Aggregate Purchase Price plus (b) the Increased Aggregate Purchase Price, which shall equal NINE HUNDRED FIFTY MILLION DOLLARS ($950,000,000). All funds made available by Buyer to Seller under this Agreement will first be attributed to the Standard Aggregate Purchase Price. To the extent that funds are no longer available under the Standard Aggregate Purchase Price, any further funds made available by Buyer to Seller under this Agreement shall be attributed to the Increased Aggregate Purchase Price.

(c) Section 2 of the Existing Repurchase Agreement is hereby temporarily amended by deleting the definition of “Purchase Price” in its entirety and replacing it with the following language, which amendment shall be effective solely during the Temporary Increase Period:

“Purchase Price” means the price at which each Purchased Mortgage Loan is transferred by Sellers to Buyer, which shall equal:

(1) with respect to each Mortgage Loan which is not an Increased Purchase Price Mortgage Loan, the following price, as applicable:

(i) on the Purchase Date, in the case of Purchased Mortgage Loans which are Sub-Prime Mortgage Loans, Second Lien Mortgage Loans, HELOCs and Aged Loans (other than, in all cases, Mortgage Loans that are Repurchased Mortgage Loans) the lesser of either:

(A) the product of (1) the Market Value of such Purchased Mortgage Loan multiplied by (2) the applicable Purchase Price Percentage for such Mortgage Loan or

(B) the outstanding principal amount thereof as set forth on the related Mortgage Loan Schedule;

(2) on the Purchase Date, in the case of Purchased Mortgage Loans which are Repurchased Mortgage Loans, the lesser of (1) the product of (A)(x) for the first 90 days in which the Purchased Mortgage Loan is subject to a Transaction, 85% and (y) thereafter, 85% minus an additional 10% for each 30-day period following the 90th day in which the Purchased Mortgage Loan is subject to a Transaction multiplied by (B) the outstanding principal balance thereof as set forth in the related Mortgage Loan Schedule or (2) 70% of the value reflected in the most recent BPO; and

(3) with respect to each Mortgage Loan which is an Increased Purchase Price Mortgage Loan (other than Repurchased Mortgage Loans), the applicable Purchase Price Percentage for such Mortgage Loan multiplied by the lesser of: (x) the Market Value of such Purchased Mortgage Loan and (y) the outstanding principal amount thereof as set forth on the related Mortgage Loan Schedule; or

(4) on any day after the Purchase Date, except where Buyer and the Sellers agree otherwise, the amount determined under the immediately preceding clauses (1), (2) or (3) decreased by the amount of any cash transferred by the Sellers to Buyer pursuant to Section 4(c) hereof or applied to reduce the Sellers’ obligations under clause (ii) of Section 4(b) hereof or under Section 6 hereof.

SECTION 2. Permanent Amendment. Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definition of “Maximum Committed Purchase Price” and “Pricing Rate” in their entirety and replacing them with the following language:

“Maximum Committed Purchase Price” shall mean FIVE HUNDRED MILLION DOLLARS ($500,000,000). All funds made available by Buyer to the Sellers under this Agreement will first be attributed to the Maximum Committed Purchase Price. For purposes of this Agreement, Mortgage Loans will be allocated first to the Maximum Committed Purchase Price based on the date on which such Mortgage Loan becomes subject to this Agreement, commencing from the earliest date to the most recent date. To the extent that there is availability under the Maximum Aggregate Purchase Price, but any Mortgage Loans proposed by the Sellers for purchase by Buyer would otherwise exceed the Maximum Committed Purchase Price, then to the extent that such Maximum Committed Purchase Price would be exceeded, such Mortgage Loans may be purchased by the Buyer on an uncommitted basis, in Buyer’s sole discretion.

“Pricing Rate” means LIBOR plus:

(a) initially and until the ATNW $400m Step-Up Date:

(i) 1.125% with respect to Transactions the subject of which are Sub-Prime Mortgage Loans, Second Lien Mortgage Loans, HELOCs or Wet-Ink Mortgage Loans or (other than, in all cases, Aged Loans or Repurchased Mortgage Loans);

(ii) 1.25% with respect to Transactions the subject of which are Aged Loans (other than, in all cases, Repurchased Mortgage Loans

(iii) 2.00% with respect to Transactions the subject of which are Repurchased Mortgage Loans;

(iv) the rate determined in the sole discretion of Buyer with respect to Transactions the subject of which are Exception Mortgage Loans and any other Transactions so identified by the Buyer in agreeing to enter into a Transaction with respect to such Exception Mortgage Loan.

(b) On and after the ATNW $400m Step-Up Date:

(i) 0.750% with respect to Transactions the subject of which are Sub-Prime Mortgage Loans, Second Lien Mortgage Loans, HELOCs or Wet-Ink Mortgage Loans or (other than, in all cases, Aged Loans or Repurchased Mortgage Loans);

(ii) 1.00% with respect to Transactions the subject of which are Aged Loans (other than, in all cases, Repurchased Mortgage Loans

(iii) 1.75% with respect to Transactions the subject of which are Repurchased Mortgage Loans;

(iv) the rate determined in the sole discretion of Buyer with respect to Transactions the subject of which are Exception Mortgage Loans and any other Transactions so identified by the Buyer in agreeing to enter into a Transaction with respect to such Exception Mortgage Loan.

The Pricing Rate shall change in accordance with LIBOR, as provided in Section 5(a); provided that, in the event that a Seller shall sell to Buyer or an affiliate of Buyer pursuant to one of its flow purchase or conduit programs (but not including this Agreement) Mortgage Loans (such Mortgage Loans the “Sold Mortgage Loans”) in an aggregate principal balance of at least the Pricing Rate Reduction Threshold in any calendar quarter, beginning with the calendar quarter which shall end on March 31, 2005, the Pricing Rate shall be reduced for such calendar quarter by 0.15% per annum multiplied by the average aggregate outstanding purchase price of all such Sold Mortgage Loans for such quarter divided by twelve and multiplied by three, which reduction shall be applied to the weighted average Pricing Rate and shall be reflected in the Price Differential due on the next succeeding Price Differential Payment Date.

SECTION 3. Conditions Precedent. This Amendment shall become effective on January 12, 2006, (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

(a) Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(i) this Amendment, executed and delivered by a duly authorized officer of the Buyer and Seller; and

(ii) such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 4. Representations and Warranties. Each Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Existing Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Existing Repurchase Agreement (except to the extent that such representation or warranty expressly relates to an earlier date).

SECTION 5. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 6. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their authorized representatives thereunto duly authorized as of the day and year first above written.

Buyer:

CREDIT SUISSE FIRST BOSTON
MORTGAGE CAPITAL LLC,
as Buyer

By: Bruce S. Kaiserman
Name: Bruce S. Kaiserman
Title: Vice President

Sellers:

ENCORE CREDIT CORP.

By: William E. Moffatt
Name: William E. Moffatt
Title: Director—Warehouse Lending

ECC CAPITAL CORPORATION

By: William E. Moffatt
Name: William E. Moffatt
Title: Director—Warehouse Lending

BRAVO CREDIT CORPORATION

By: William E. Moffatt
Name: William E. Moffatt
Title: Director—Warehouse Lending